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                       Contact:  David L. Turney, Chairman, CEO
                                 Digital Recorders, Inc.
                                 (919) 313-3003
                                 davet@digrec.com


In Chicago:
Brien Gately
(847) 296-4200

FOR IMMEDIATE RELEASE
---------------------
June 26, 2001


                         DIGITAL RECORDERS WARRANTS TO EXPIRE

RESEARCH TRIANGLE PARK, N.C. - (June 26, 2001)  Digital Recorders, Inc. (DRI)

(NASDAQ-Small Cap: TBUS), a high-technology microelectronics company and developer of digital communications systems, today announced it will not further extend the 1,265,000 Redeemable Warrants to Purchase Common Stock

(the Warrants). The Warrants may be exercised at any time prior to 5:00 P.M.

Eastern Time on June 29, 2000 but not after that time.

DRI develops technologically advanced digital communications systems for transit and transportation applications as well as digital signal processing equipment for law enforcement applications. Law enforcement market products include MCAP-Registered Trademark- and PCAP-Registered Trademark-. The company's transit and transportation systems include TALKING BUS-Registered Trademark-, an on-vehicle internal voice messaging and passenger information system, and the TwinVision LeDot-Registered Trademark- Destination Sign System
- a proprietary, electronic external destination sign. FOR MORE INFORMATION ABOUT DRI VISIT WEBSITE: HTTP://WWW.TIRC.COM/INVEST/DIGITAL/DR-PROFILE.HTM OR WWW.DIGREC.COM

STATEMENTS WHICH ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANIES CONFIDENCE AND STRATEGIES AND ITS EXPECTATIONS ABOUT NEW AND EXISTING PRODUCTS, TECHNOLOGIES AND OPPORTUNITIES, MARKET AND INDUSTRY SEGMENT GROWTH, DEMAND AND ACCEPTANCE OF NEW AND EXISTING PRODUCTS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE RISKS INCLUDE, BUT ARE NOT LIMITED TO, PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS; THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; THE EFFECTS OF ECONOMIC CONDITIONS AND TRADE, LEGAL, SOCIAL AND ECONOMIC RISKS, SUCH AS IMPORT, LICENSING AND TRADE RESTRICTIONS; THE RESULT OF THE COMPANY'S BUSINESS PLAN AND THE IMPACT ON THE COMPANY OF ITS RELATIONSHIP WITH ITS LENDER.

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